Exhibit 10.20

EXECUTIVE EMPLOYMENT AGREEMENT

Executive Employment Agreement (“Agreement”), including the attached Exhibits “A”, “B”, “C” and “D” is entered into this 22nd day of February 2008, between IPtimize, Inc., a publicly owned and traded Delaware corporation with offices at 2135 S. Cherry St., Suite 200, Denver, CO. 80222 (the “Company”) and Ron Pitcock, an individual residing at, 7654 Spirit Ranch Road, Golden, Colorado 80403 (the “Executive”). The Agreement shall become effective on the Effective Date as that term is defined in Section 1.1 below. The Company and the Executive are sometimes individually referred to as a “Party” and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Executive has been serving as an independent consultant to the Company since April 1, 2007 at the agreed upon rate of $10,000 per month through December 31, 2007 and at $12,500 per month starting on January 1, 2008, none of which has been paid; and

WHEREAS, the Company is indebted to the Executive for unpaid consulting services rendered to the Company in the sum of $90,000 for 2007 and $25,000 for 2008 or a total of $115,000 (the “Consulting Debt”); and

WHEREAS, on August 20, 2007 the Parties entered into a written consulting agreement (the “Consulting Agreement”) memorializing the Executive’s consulting relationship with the Company and granting the Executive an option (the “Consulting Option”) to purchase 1,073,333 shares of the Executive’s Common Stock, $.001 par value per share, at an exercise price of $.24 per share (the “Consulting Option Shares”); and

WHEREAS, the Parties desire to: (i) incorporate the terms and conditions of the Consulting Agreement into this Agreement; (ii) set forth herein the terms and conditions of the Executive’s employment by the Company; and (iii) settle the Consulting Debt to the Executive.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the Company and the Executive agree as follows:

ARTICLE 1

EMPLOYMENT AND DUTIES:

1.1 The Company hereby employs the Executive, and the Executive hereby agrees to be employed by the Company, beginning as of March 1, 2008 (the “Effective Date”) and continuing until the date set forth on Exhibit A annexed hereto and hereby incorporated herein by reference (the “Term”), subject to the terms and conditions of this Agreement.

1.2 The Executive shall be employed in the positions set forth on Exhibit A.

1.3 The Executive shall, during the period of the Executive’s employment by the Company, devote substantially his full business time, energy, and best efforts to the business and affairs of the Company, subject to reasonable vacation and sick leave and reasonable charitable and civic activities for the Executive. Subject to the foregoing, and except for the Executive’s service as a member of the Board of Directors of the Rain Trust Foundation, the Colorado National Land Trust, Trade Base, Inc., and the National Versatility Ranch Horse Association, the Executive may not knowingly engage, directly or indirectly, in any other business, investment, or activity that materially interferes with the Executive’s performance of the Executive’s duties hereunder, is materially contrary to the interests of the Company, or requires any material portion of the Executive’s business time.

1.4 In connection with the Executive’s employment by the Company, the Company will provide the Executive access to confidential information pertaining to the business and services of the Company as is appropriate for the Executive’s employment responsibilities. The Company also shall provide to the Executive the opportunity to develop business relationships pertaining to the business and services of the Company that are appropriate for the Executive’s employment responsibilities.

1.5 The Executive acknowledges and agrees that, at all times during the employment relationship, the Executive owes fiduciary duties to the Company, including but not limited to the fiduciary duties of the highest loyalty, fidelity and allegiance to act at all times in the best interests of the Company including compliance with the Sarbanes-Oxley Act of 2002. A violation or threatened violation of this provision may be enjoined by the courts. Subject to Section 5.7, the rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

1.6 It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Company or any of its affiliates, involves a possible conflict of interest. In keeping with the Executive’s fiduciary duties to the Company, the Executive agrees that during the employment relationship the Executive shall not knowingly become involved in a material conflict of interest with the Company or its affiliates, or upon discovery thereof, knowingly allow such a conflict to continue beyond such period of time as is reasonably required under the circumstances. Moreover, the Executive agrees that the Executive shall disclose to the Company’s chairman of the Board any material facts, which involve such a material conflict of interest that has not been approved by the Company’s Board of Directors. A violation or threatened violation of this prohibition may be enjoined by the courts. Subject to Section 5.7, the rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

1.7 As set forth in Exhibit “B” annexed hereto, the Executive and the Company each understand and acknowledge that the terms and conditions of this Agreement constitute confidential information, and each shall keep confidential the terms of this Agreement and shall not disclose this confidential information to anyone other than their respective attorneys and tax advisors, or as required or compelled by law or legal proceeding.

ARTICLE 2

COMPENSATION, BENEFITS AND SETTLEMENT OF THE CONSULTING DEBT

2.1 The Executive’s monthly base salary at all times during the Term shall be not less than the amount set forth under the heading “Annual Base Salary” on Exhibit A, which shall be the subject of an annual review by the Company’s Board of Directors and subject to increase at the sole discretion of the Company, which shall be paid in monthly installments in accordance with the Company’s standard payroll practice. Any calculation to be made under this Agreement with respect to the Executive’s Annual Base Salary shall be made using the then current Annual Base Salary in effect at the time of the event for which such calculation is made. In addition, and during the Term, the Executive shall be entitled to receive the participation in the Company’s 2007 Stock Option Plan listed on Exhibit A.

2.2 The Company and the Executive hereby agree that the Consulting Debt is and shall be settled as follows: (i) the Company’s issuance and delivery to the Executive of an aggregate of 277,777 shares of the Company’s Common Stock, $.001 par value per share (the “Consulting Shares”) which are being valued at $.45 per Consulting Share, a price hereby accepted by the Executive; and (ii) the Company’s issuance and delivery to the Executive of an Incentive Stock Option under the Company’s 2007 Stock Option Plan to purchase an aggregate of 250,000 shares of the Company’s Common Stock, $.001 par value per share at $.45 per share (the “Incentive Stock Options”), all of which shall vest upon the execution of this Agreement. The Executive hereby accepts the Consulting Shares and the Incentive Stock Options in full and complete settlement of the Consulting Debt, and hereby releases the Company from any and all further obligation with respect to the Consulting Debt. The Company hereby covenants and agrees to register the Consulting Shares and the Incentive Stock Options in the first Registration Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 as amended (the “Securities Act”). The foregoing are in addition to the 1,073,333 Consulting Option Shares issued to the Executive on August 20, 2007 under the Consulting Agreement.

2.3 While employed by the Company (both during the Term and thereafter), the Executive shall be allowed to participate, on the same basis generally as other senior executive employees of the Company, in all employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by the Company to all or most of the Company’s senior executive employees.

2.4 The Company shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such employee benefit plan or program, so long as such actions are similarly applicable to covered employees generally. Moreover, except as specifically provided herein to the contrary, none of the benefits or arrangements described in this Article 2 shall be secured or funded in any way, and each shall instead constitute an unfunded and unsecured promise to pay money in the future exclusively from the general assets of the Company.

2.5 The Company may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

2.6 The failure of the Company to pay the Executive his Annual Base Salary as provided in Section 2.1 may, in the Executive’s sole discretion, be deemed a breach of this Agreement and, unless such breach is cured within fifteen days after written notice to the Company, this Agreement shall terminate. the Executive’s claims against the Company arising out of the nonpayment shall survive termination of this Agreement.

2.7 During the first year of the term of this Agreement, the Executive shall be entitled to a vacation of two non-consecutive weeks during which time his compensation shall be paid in full. During the Term, the length of annual vacation time shall increase by one week for every year of service to the Company up to a maximum of four weeks.

2.8 Within 45 days from the execution of this Agreement, the Company shall have procured and shall maintain throughout the remainder of the term of this Agreement, a policy or policies of liability insurance for the protection and benefit of directors and officers of the Company. Such insurance shall have a combined limit of not less than $1,000,000.00 and may have a deductible of not more than $10,000.00. In addition, and to the fullest extent permitted by law, the Company shall indemnify and hold harmless the Executive for any and all lost, cost, damage and expense including attorneys’ fees and court costs incurred or sustained by the Executive, arising out of the proper discharge by the Executive of his duties hereunder in good faith.

2.9. The Executive shall be entitled to all benefits offered generally to employees of the Company. Nothing in this Agreement shall be construed as limiting or restricting any benefit to the Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Company, for the benefit of its employees generally or a group of them, now or hereafter in existence.

2.10 Subject to such expense policy as may be adopted and/or modified by the Company’s Board of Directors, the Company shall reimburse the Executive for reasonable out-of-pocket expenses that the Executive shall incur in connection with his services for the Company.

ARTICLE 3

TERMINATION AND SEVERANCE:

3.1 Termination of the Agreement. Notwithstanding any other provisions of this Agreement, the Company shall have the right to terminate the Executive’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

A. For “cause” upon the good faith determination by the Company’s Board of Directors that “cause” exists for the termination of the employment relationship. As used in this Section 3.1.a, the term “cause” shall mean only (i) the Executive’s material gross negligence or material willful misconduct in the performance of the duties and services required of the Executive pursuant to this Agreement, (ii) the indictment of the Executive, (iii) the Executive’s knowing involvement in a material conflict of interest as referenced in Section 1.6 which remains knowingly uncorrected beyond such period of time as may be reasonably required by the circumstances following written notice to the Executive by the Company, or (iv) the Executive’s breach of any representation, warranty or any other material provision of this Agreement which remains knowingly uncorrected beyond such period of time as may be reasonably required by the circumstances following written notice to the Executive by the Company of such breach;

B. Upon a Voluntary Termination by the Executive. By reason of a 30 day notice of Involuntary Termination. Since the Executive, in his sole discretion and on thirty (30) days prior written notice to the Company, shall have the right to terminate the employment relationship under this Agreement at any time upon or prior to the expiration of the Term of employment, the termination of the Executive’s employment upon or prior to the expiration of the Term shall constitute a “Voluntary Termination.” As set forth on Exhibit “A”, there shall be no forward vesting of stock options in Voluntary Termination situations.

C. Upon the Executive’s death; or

D. Upon Permanent Disability of the Executive. For purposes of this Agreement, the term “Permanent Disability” shall mean that the Executive, for a period of not less than ninety (90) consecutive days, (a) is unable to perform the important duties of his own occupation on a full-time basis because of injury or sickness; (b) does not work at all; and (c) is under a Doctor’s Care. For purposes of this definition, “Doctor’s Care” means the regular and personal care of a doctor or physician (licensed to practice the healing arts and practicing within the scope of his or her license) that, under prevailing medical standards, is appropriate for the condition causing the disability.

3.2 Severance. In the event of the termination of the Executive’s employment under the Agreement, the severance provisions of Exhibit A shall govern any and all payments to the Executive.

3.3 Change of Control. In the event of a “change of control” of the Company (as that phrase is defined in Section 5.2 below), all of the Incentive Stock Options granted to the Executive as set forth on Exhibit A, shall be deemed vested as of the effective date of the change of control.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 By virtue of his execution of this Agreement, and in order to induce the Company to enter into this Agreement and to issue the Consulting Shares, the Executive hereby represents and warrants as follows:

A. He is not presently actively engaged in any business, employment or venture which is or may be in conflict with the business of the Company;

B. He has full power and authority to enter this Agreement, to enter into the employ of the Company and to otherwise perform this Agreement in the time and manner contemplated; and

C. He is in good health and is not aware of any material medical conditions that will act as a bar to the Company’s obtaining a key man and/or disability income insurance policy on his life;

D. He has the experience, skill and knowledge to perform the services expected of him hereunder;

E. His compliance with the terms and conditions of this Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the transaction contemplated herein; and will not conflict in, result in a breach of, or constitute a default under any instrument to which he is a party

F. He acknowledges, accepts and understands that until and unless the same are registered under the Securities Act: (i) the Consulting Shares will be “restricted securities” as that term is defined under the Securities Act; (ii) the Executive will be acquiring the Consulting Shares solely for the Executive’s own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) the Consulting Shares will be subject of stop transfer orders on the books and records of the Company’s transfer agent and shall be imprinted with a standard form of restrictive legend; and (iv) any sale of the Consulting Shares will be accomplished only in accordance with the Securities Act and the rules and regulations of the Commission adopted thereunder; and

G. As evidenced by the Executive’s completion of the individual questionnaire annexed hereto as Exhibit “D” and hereby incorporated herein by reference, the Executive is an “accredited investor” as that terms is defined in Regulation D of the Securities Act and as such: (i) has adequate means of providing for the Executive’s current needs and possible contingencies; (ii) is able to bear the economic risk of the Executive’s investment in the Consulting Shares; (iii) is capable of evaluating the relative risks and merits of the Executive’ investment in the Company; (iv) can bear the economic risk of losing the Executive’s entire investment in the Company represented by the Consulting Shares; (v) has not relied upon any oral statements or representations by the Company or its principals; (vi) understands the undercapitalized and speculative nature of the Company’s business as well as the uncertainties attendant upon the Company’s ability to reach profitability from its present insolvent status; and (vii) has consulted the Executive’ own financial, legal and tax advisors with respect to the economic, legal and tax consequences of the Executive’s investment in the Company represented by the Consulting Shares.

4.2. By virtue of its execution of this Agreement, the Company hereby represents and warrants to the Executive as follows:

A. The Company has full power, right and authority to execute and perform this Agreement in the time and manner contemplated and all corporate action required to be taken by the Company to authorize and execute this Agreement has been taken prior to the delivery hereof;

B. As of the date of this Agreement, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business;

C. The person executing this Agreement on behalf of the Company has been duly authorized to execute this Agreement;

D. The Consulting Shares and the Option Shares (as that term is defined in Exhibit A) shall be when issued, duly and validly issued, fully paid and non-assessable; and

E. The Company shall reserve the Option Shares for issuance upon the Executive’s exercise of the Option (as that term is defined in Exhibit A).

ARTICLE 5

MISCELLANEOUS:

5.1 For the purposes of this Agreement the terms “affiliates” or “affiliated” means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

5.2 For the purposes of this Agreement the term “Change of Control” means (i) the Company merges or consolidates with any other entity and is not the surviving entity (or survives only as the subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved, (iv) if any third person or entity (for this purpose the spouse or any member of the extended family of the Executive shall not be considered a third person) together with its affiliates or others knowingly and intentionally acting in concert, shall become, directly or indirectly, the beneficial owner of at least 66.666% of the issued and outstanding shares of the Company’s Common Stock, no par value per share, entitled to vote generally in elections for directors, considered as one class.

5.3 The Company and the Executive each shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about the other, any of their subsidiaries or affiliates, or any of such individuals’ or entities’ officers, employees, shareholders, agents or representatives, that are slanderous, libelous, or defamatory; or that constitute a misappropriation of the name or likeness of the Executive or the Company, any of their subsidiaries or affiliates, or any of such individual’s or entities’ or their officers, employees, shareholders, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. Subject to Section 5.7, the rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

5.4 For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Parties at the addresses first set forth above. Either the Company or the Executive may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

5.5 The interpretation and enforcement of this Agreement, and the rights obligations and remedies of the parties hereto, shall be governed by and construed in accordance with the laws of the state of Colorado, without regard to conflict of law principles. Further, any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of Colorado or any Colorado court sitting in Arapahoe County having jurisdiction over the subject matter of the dispute or matter. The Parties to this Agreement hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

5.6 No failure by either party hereto at any time to give notice of any breach by the other party or to require compliance with, any condition or provision of this agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5.7 Except as otherwise specifically provided in Section 1.5, Section 1.6, Section 5.3, or the Agreement Regarding Confidentiality and Non-Competition (referenced in Section 5.12 herein below), if a dispute arises out of or related to this Agreement or the Agreement Regarding Confidentiality and Non-Competition, and if the dispute cannot be settled through direct discussions, then the Company and the Executive agree to first endeavor to settle the dispute in an amicable manner by mediation, before having recourse to any other remedy, proceeding or forum.

5.8 During the term of this Agreement, the Executive agrees to travel to such places as may be reasonably requested by the Company’s Board of Directors. This Agreement shall be deemed to be performed in Denver, Colorado.

5.9 This Agreement shall be binding upon and inure to the benefit of the Company and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. The Executive’s rights and obligations under Agreement hereof are personal and such rights, benefits, and obligations of the Executive shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company. The Company shall not assign this Agreement without the prior written consent of the Executive.

5.10 This Agreement replaces and merges previous agreements and discussions pertaining to the following subject matters covered herein: the nature of the Executive’s employment relationship with the Company and the term and termination of such relationship. This Agreement constitutes the entire agreement of the Parties with regard to such subject matters, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters; provided that the Executive shall also reasonably comply with all reasonable policies and procedures of the Company as clearly established from time to time, provided that such policies and procedures are not inconsistent with this Agreement or any other written agreement between the Executive and the Company. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matters, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of the Executive by the Company that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of the Company.

5.11 The Executive agrees to be bound by the terms of that certain Agreement Regarding Confidentiality and Non-Competition, by and between the Company and the Executive, a copy of which is attached hereto and incorporated herein by reference as Exhibit B.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement in multiple originals.

IPTIMIZE, INC.

By:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

/s/ Ron Pitcock
Ron Pitcock, the Executive

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EXHIBIT A

Executive’s Name:	Ron Pitcock

Term:	Three years

Position:	Chief the Executive Officer and Chairman of the Board of Directors

Location:	Denver, Colorado

Annual Base Salary:	Year One: $150,000

Year Two: As determined by the Company’s Board of Directors

Year Three: As determined by the Company’s Board of Directors

Salary Payment Terms:	Monthly in accordance with the Company’s regular payroll practices

Bonus:	First Year Bonus:

As determined by the Company’s Board of Directors and payable within 30 days after the Company’s receipt of its audited financial statements for the fiscal year ended December 31, 2008; and

Second Year’s Bonus:

As determined by the Company’s Board of Directors and payable within 30 days after the Company’s receipt of its audited financial statements for the fiscal year ended December 31, 2009; and

Third year’s Bonus:

As determined by the Company’s Board of Directors and payable within 30 days after the Company’s receipt of its audited financial statements for the fiscal year ended December 31, 2010.

Long Term Incentive Compensation:	As enumerated in Section 2.2 and in partial consideration for the settlement of the Consulting Debt and rolling the Consulting Agreement into this Agreement, the Company shall issue the Incentive Stock Option to the Executive entitling him to to purchase an aggregate of 250,000 shares of the Company’s Common Stock, $.001 par value per share at an exercise price of $.45, the price per share paid by investors in the Company’s February 2008 bridge financing. All of the Incentive Option Shares shall vest upon the execution of this Agreement.

The Incentive Stock Option is in addition to the 1,073,333 Consulting Option Shares issued to the Executive on August 20, 2007 under the Consulting Agreement, an aggregate of 357,778 of which shall vest upon the execution of this Agreement, and the remaining 715,555 Consulting Option Shares shall vest at the rate of 59,629 shares per quarter during the Term.

Benefits:	Health and hospitalization benefits commensurate with other executive officers of the Company.

Severance:	In the event the Executive’s employment is terminated by the the Company for cause, or the Executive voluntarily terminates his employment during the Term, the Executive shall not be entitled to any severance.

In the event of any other termination during the first year of the Term, the Executive shall be entitled to one month’s severance. In the event of any other termination during the second year of the Term, the Executive shall be entitled to two month’s severance, and three months severance for any termination during the third and final year of the Term. The Executive shall be entitled to retain all options vested through the date of termination.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Exhibit A to the Executive Employment Agreement between IPtimize, Inc. and Ron Pitcock in multiple originals to be effective on the Effective Date.

IPTIMIZE, INC.

By:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

/s/ Ron Pitcock
Ron Pitcock, the Executive

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EXHIBIT B

AGREEMENT REGARDING CONFIDENTIALITY AND NON-COMPETITION

This Agreement is by and between the employer, IPtimize, Inc. (the “the Company”), and Ron Pitcock (the “the Executive”). In consideration of the Company’s employment of the Executive, the compensation paid for the Executive’s services in the course of such employment, and the training (internal and external, formal and informal) received by the Executive in the course of such employment, the Executive agrees as follows:

1. CONFIDENTIALITY OF INFORMATION.

A. In the course of performing his duties, the Executive may have access to and/or receive legally protected confidential and proprietary information about the Company, the Company’s employees, and the Company’s clients. The Company and the Executive agree that such legally protected confidential and proprietary information is deemed to be Confidential Information (“Confidential Information”). Under appropriate circumstances, Confidential Information may include, without limitation, information about the Company and the Company’s clients, such as earnings, acquisitions or other businesses, and changes in management which, if known to the public, might affect the decision of a reasonable investor to buy, sell, or hold securities issued by the Company or the Company’s client. Under appropriate circumstances, Confidential Information may also include, without limitation, information disclosed by the Company’s clients which is not in the public domain; and information relative to the Company’s business plans, client lists, financial and billing information, marketing strategies, personnel information, proprietary methodologies, proprietary software, research, development and/or design projects as well as data relating to them, systems for project management and application development, proposal formats, and working papers.

B. the Executive will not knowingly, directly or indirectly, disclose any Confidential Information of the Company, its subsidiaries, employees, affiliates, or clients to any person, firm, corporation, or other entity, during and at all times after the expiration of the term of this Agreement; provided, however, that nothing in this Agreement shall prohibit the Executive from communicating, disclosing or using information as required or permitted under law.

C. the Executive will use due care and take all reasonable precautions to prevent disclosure, use or transfer of any Confidential Information in violation of this Agreement, and will deliver to the Company all Confidential Information and any other client or the Company-owned material in his possession whenever the Company shall so request, or in the event of the termination of the Executive’s employment. Upon termination of the Executive’s employment by the Company, for any reason, the Executive promptly shall deliver the same, and all copies thereof, to the Company.

D. In the event the Executive must disclose Confidential Information to third parties during the normal course of business, such disclosure shall be permitted, provided that the Executive, where appropriate, makes those persons aware of the confidential nature of the information which is being divulged.

E. the Executive will not remove from the Company’s or any client’s premises any documents, files, records, computer programs, software, correspondence, notes or other papers (including copies, electronic and otherwise) belonging to the Company, its clients, or its employees, except as his employment with the Company shall require. In such cases, the Executive will promptly return such items and any copies within his/her possession or control to the Company upon request or upon termination of the Executive’s employment.

F. Notwithstanding the preceding provisions of Paragraph 1, the obligations of the Executive regarding Confidential Information shall not apply to: (1) Information which, at the time of disclosure, uses or transfer was published, known publicly, or otherwise in the public domain; (2) Information which, after disclosure, use or transfer, is published, becomes known publicly or otherwise becomes part of the public domain through no fault of the Executive; (3) Information which, prior to the time of disclosure, use or transfer is known to the Executive as evidenced by his written records; (4) Information which is subsequently independently developed by the Executive without recourse to Confidential Information and without the Executive having violated any of his obligations under the Agreement; and (5) Information, which, after disclosure, use or transfer, is made available to the Executive in good faith by a third party under no obligation of confidentiality.

2. PATENTS AND INVENTIONS.

If, during the Executive’s employment by the Company, the Executive creates any original work of authorship fixed in any tangible medium of expression which is the subject mater of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures, or the like) and which relates principally to the Company’s business, products, or services, whether such work is created solely by the Executive or jointly with others (whether during business hours or otherwise and whether on the Company’s premises or otherwise), the Company shall be deemed the author of such work if the work is prepared by the Executive in the scope of his employment; or if the work is prepared by the Executive within the scope of his employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audio-visual work, as a translation, as a supplementary work, as a compilation, or as an instructional text, then the work shall be considered to be work made for hire and the Company shall be the author of the work. Both during the period of the Executive’s employment by the Company and thereafter, the Executive reasonably shall assist (without any cost to the Executive) the Company and its nominee, at any time, in the protection of the Company’s worldwide right, title, and interest in and to information, ideas, concepts, improvements, discoveries, and inventions, and its copyrighted works, including without limitation, the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications for applications for patents and registration of copyright in the United States and foreign countries.

3. NON-COMPETITION.

During the term of employment and for a period of two (2) years after the termination of employment, the Executive agrees that he will not: (i) engage in a business in competition with the Company; or (ii) knowingly provide services for current clients or customers of the Company to whom he was first introduced during such term of employment as a result of the nature of his work in his practice area of the Company. A current client is defined as a company that the Company has provided services or products to within the one (1) year period prior to the date of termination of the Executive’s employment.

4. SOLICITATION.

As part of the consideration for the compensation and benefits to be paid to the Executive thereunder, in keeping with the Executive’s duties as a fiduciary, and in order to protect the Company’s interest in the trade secrets of the Company, and as an additional incentive for the Company to enter into this Agreement, the Executive agrees that the Executive will not, directly or indirectly, for the Executive for others, knowingly induce any employee of the Company or any of its affiliates to terminate his or her employment with the Company or its affiliates, or knowingly hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Company. The obligations in this Section shall extend throughout the Term of this Agreement and for a period of one (1) year after the termination of the employment relationship between the Company and the Executive. the Executive acknowledges that money damages would not be sufficient remedy for any breach of this Section by the Executive, and the Company shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach, but shall be in addition to all remedies available at law or in equity to the Company, including, without limitation, the recovery of damages from the Executive and his agents involved in such breach.

5. PROFESSIONAL CONDUCT.

The Executive shall at all times conduct himself in a professional manner.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement in multiple originals.

IPTIMIZE, INC.

By:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

/s/ Ron Pitcock
Ron Pitcock, the Executive

EXHIBIT C

IPTIMIZE, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is effective as of February 20, 2008 (the “Date of Grant”) and is between IPtimize, Inc., a Delaware corporation with offices at 2135 S. Cherry St., Suite 200, Denver, CO. 80222 ((hereinafter referred to as the (the “Company”) and Ron Pitcock, an individual residing at, 7654 Spirit Ranch Road, Golden, Colorado 80403 (the “Executive”) who is an employee of the Company.

WHEREAS, the Company has adopted the IPtimize, Inc. 2007 Stock Option Plan (the “Plan;” all terms defined in the Plan will have the same meanings in this Agreement unless such terms are otherwise defined herein), a copy of which has been delivered to the Executive contemporaneously herewith;

WHEREAS, the Plan provides for the granting of Stock Options including Incentive Stock Options to eligible participants as determined by the Board of Directors of the Company or a Committee of the Board (the term “Committee” to refer to the Board of Directors or such Committee if one is appointed); and

WHEREAS, the Committee has determined that the Executive is a person eligible to receive Incentive Stock Options under the Plan and has determined that it would be in the best interest of the Company to grant the Incentive Stock Option provided for herein.

NOW, THEREFORE, the parties agree as follows:

1. Summary of Terms. The following is a Summary of the Terms of the Option:

Number of Option Shares:	250,000 shares of the Company’s Common Stock, $.001 par value per share (“Incentive Option Shares”).

Purchase Price per Share:	$0.45 per Incentive Option Share.

Termination Date:	The last business day prior to the third anniversary of the Date of Grant.

Exercise Schedule:	The Option shall be exercisable in its entirety commencing upon on the execution of this Agreement.

2. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company grants to the Executive an Incentive Stock Option under the Plan to purchase all or any part of the Number of Incentive Option Shares set forth in the Summary of Terms (the “Summary”) of the Stock of the Company at a Purchase Price per Share set forth in the Summary and in accordance with the Exercise Schedule provided for in the Summary. This Option is intended by the parties hereto to be an “incentive stock option,” as such term is defined under Code Section 422. The Executive has executed a Representation Letter, which is substantially similar to the attached Exhibit A, contemporaneously herewith as a condition to receiving the Option.

3. Exercise Schedule. Subject to the other provisions of this Agreement and the Plan, the Option shall be immediately exercisable in its entirety in accordance with the Exercise Schedule. The Option may only be exercised for a whole number of Incentive Option Shares, and if any fractional share results from application of the Exercise Schedule, the fraction will be ignored.

4. Termination of Option.

(a) Option Term. The Option and all rights hereunder with respect thereto, to the extent such rights have not previously been exercised, shall terminate and may be exercised on, but not after, the Termination Date set forth in the Summary unless the Option terminates earlier in accordance with the terms of this Agreement or the Plan.

(b) Termination of Employment. If the Executive ceases for any reason to be employed by the Company (whether due to resignation, death, disability, termination for cause, termination without cause, or otherwise), the Option may be exercised only during the following periods after the first date the Executive is no longer employed by the Company (the “Service Termination Date”) (and will terminate upon the expiration of such periods), but only to the extent that the Option was outstanding and exercisable in accordance with the Exercise Schedule on the Service Termination Date; provided, however, that in no event will the Option be exercisable after the Termination Date set forth in Section 1 above.

(i) If a termination of employment resulted from the Executive’s death while employed with the Company, the Option shall be exercisable only during the one-year period commencing on the date of death;

(ii) If a termination of employment resulted from the Executive’s permanent and total disability as determined by the Committee in its absolute discretion, the Option shall be exercisable only during the one-year period that commences on the Service Termination Date; and

(iii) In any other case (except as provided below), the Option shall be exercisable only during the 30-day period commencing on the Service Termination Date.

(c) Exercise on Death. In the event of the death of the Executive, the Option may be exercised (but only to the extent it is exercisable as provided above) by the legal representative of the estate of the Executive or the legatees of the Executive under the Last Will and Testament of the Executive or by the heirs of the Executive under the laws of decent and distribution. The Company may require that any person exercising the Option granted to a decedent provide satisfactory evidence of his or her status or authority.

(d) Termination for Cause. Notwithstanding any other provision set forth in this Agreement or in the Plan, if the Executive (i) is convicted of a felony or fails to contest the Executive’s prosecution for a felony, (ii) engages in willful misconduct or dishonesty in connection with the Executive’s employment, (iii) breaches any proprietary information agreement, covenant not to compete, employment contract or similar agreement with the Company, or (iv) continues to fail to perform the duties of an employee after written notice of such failure, then upon the occurrence of any one or more of the above events, any unexercised portion of the Option shall immediately terminate and the Option will thereafter be null and void.

5. Exercise of Option.

(a) Notice of Exercise. The Executive may exercise the Option with respect to all or any part of the Number of Incentive Option Shares for which it is then exercisable in accordance with the Exercise Schedule by giving the Secretary of the Company a written notice of exercise. The notice of exercise shall specify the number of Incentive Option Shares as to which the Option is being exercised and the date of purchase, which date shall be at least five days and no more than 30 days after the giving of the exercise notice unless a different time has been mutually agreed upon.

(b) Payment and Representation Letter. Full payment (in U.S. dollars) by the Executive of the Purchase Price for the Incentive Option Shares purchased shall be made on or before the purchase date specified in the notice of exercise in one or more of the following forms: (i) in cash or by certified or bank cashier’s check or by personal check (subject to collection); (ii) by surrendering or attesting to the ownership of securities of the Company, which securities shall be surrendered in good form for transfer and valued at their fair market value on the date the Option is exercised, as determined by the Committee, and provided that no securities may be surrendered in payment of the purchase price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes; (iii) if the Stock subject to the Option is publicly traded, all or any part of the purchase price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Stock and to deliver all or a part of the sales proceeds to the Company; (iv) if the Stock subject to the Option is publicly traded, all or any part of the purchase price and any withholding taxes may be paid by the delivery (on the form prescribed by the Company) of an irrevocable direction to pledge the Stock to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or a part of the loan proceeds to the Company; (v) by means of a Cashless Exercise, as defined in Section 5(c); or (vi) with the prior written consent of the Committee in its absolute discretion, by the delivery of other consideration approved by it. Payment shall be accompanied by a fully completed and executed Representation Letter dated the date of purchase in the form executed contemporaneously herewith or in such other form as the Committee may establish from time to time.

On the purchase date specified in the Notice, the Company will cause a stock certificate to be issued in the Executive’s name and recorded in the Company’s stock records upon receiving full payment for such Incentive Option Shares. The obligation of the Company to issue the Incentive Option Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Incentive Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, or the disclosure to the Executive of material information relating to the Company is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Incentive Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or disclosure shall have been effected or obtained free of any conditions not acceptable to the Committee. If because of the foregoing restrictions this Option cannot be exercised during any part of the 30-day period commencing on the Service Termination Date (other than a termination as a result of death or Disability and other than a termination for cause), the period during which this Option may be exercised shall be extended by the amount of time during such 30-day period that the Option could not be exercised as a result of the restrictions set forth above. Once the stock certificate has been issued and recorded in the Company’s stock records, the Company shall deliver physical possession of the certificate(s) to the secretary of the Company or other person designated by the Company (the “Escrow Holder”), to be retained by the Escrow Holder and held in escrow as provided in Section 9(c) below. Notwithstanding any other provision of the Plan or applicable law, if a stock certificate is to be delivered for any reason to the Executive, such delivery shall only be made to the Executive in person at the principal offices of the Company in Colorado.

(c) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of securities of the Company to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of securities of the Company. The Option may not be exercised by tender to the Company, or attestation to the ownership, of securities of the Company unless such shares either have been owned by the Optionee for more than six months (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

(d) Failure to Pay or Deliver Representation Letter. Notwithstanding the foregoing, if the Executive fails to pay for any of the Incentive Option Shares specified in an Exercise Notice, or fails or is unable to truthfully complete and execute the Representation Letter, the Company shall have no obligation to issue any of the Incentive Option Shares and may terminate the Executive’s right to purchase the Incentive Option Shares described in the notice of exercise.

(e) Withholding Taxes. The Executive shall, no later than the date as of which any part or value of the Option first becomes includable as compensation in the Executive’s gross income for federal, state or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Option. The right of the Executive to exercise the Option shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Executive.

6. Adjustment for Changes in Stock of the Company. If the Company effects a stock split or reverse stock split, declares a dividend on its Stock payable in securities of the Company, otherwise effects a reclassification or recapitalization whereby the holders of its Stock receive other securities in exchange for or as a distribution on the Stock without the payment of any consideration therefore, or effects a merger in which the Company is the surviving corporation and which provides for the continuation of outstanding Options, the number, class and price per share of the Stock subject to this Option shall be appropriately adjusted in accordance with the Plan. If the Company merges or consolidates with another corporation, whether or not the Company is the surviving corporation, this Option shall be subject to the provisions of the Plan.

7. No Rights of a Shareholder. Neither the Executive nor any legal representative, legatee or heir shall have any rights or privileges of a stock holder of the Company with respect to any shares of Stock purchasable or issuable upon exercise of the Option, in whole or in part, prior to the date of exercise of the Option, payment in full of the purchase price and execution and delivery of a fully completed Representation Letter.

8. Non-Transferability of Option. During the Executive’s lifetime, the Option shall be exercisable only by the Executive or any guardian or legal representative of the Executive, and the Option shall not be transferable except, in case of the death of the Executive, by the Last Will and Testament of the Executive or by the laws of descent and distribution, nor shall the Option be subject to attachment, execution or similar process. In the event of (a) any attempt by the Executive to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interests herein conferred, the Company may terminate the Option by notice to the Executive and it shall thereafter become null and void. Notwithstanding the foregoing, with the approval of the Company in its sole and absolute discretion, an Option may be transferred by a Executive solely to (i) members of the Executive’s immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships, limited partnerships or limited liability companies where the only partners are such family members, but only to the extent such transfer does not affect the status of the Option as an Incentive Stock Option without the consent of the Executive. Neither the granting of the Option nor its exercise shall be construed as granting the Executive any right with respect to continuance of employment with the Company.

9. Restriction on Transfers; Company’s Right to Repurchase; Escrow. As a condition of participation in the Plan, and only until the Company becomes publicly owned or experiences a change of control, the Executive hereby agrees that: (i) any Incentive Option Shares shall be subject to the restrictions on transferability set forth in subsection (a) below; (ii) the Company shall have a right to repurchase the Incentive Option Shares subject to the provisions of subsection (b) below; and (iii) the Escrow Holder shall hold the stock certificate(s) representing the Incentive Option Shares in escrow in accordance with subsection (c) below.

(a) Restrictions on Transfer. During the 5-year period commencing on the Date of Grant, the Executive shall not sell, transfer, pledge, hypothecate, assign, or otherwise, in any manner, dispose of any of such Incentive Option Shares, without the prior written consent of the Company. Any purported sale, transfer, pledge, hypothecation, assignment, or other disposition of the Incentive Option Shares by the Executive in breach of the preceding sentence shall be null and void and without effect and shall not vest any interest or title in the purported transferee. No dividends shall be paid to the holder of the Incentive Option Shares sold, transferred, assigned, hypothecated, pledged or otherwise disposed of in breach of this covenant, nor shall the holder of such Incentive Option Shares be entitled to vote or to exercise any rights of a shareholder for any purpose whatsoever. The foregoing restrictions shall not apply after (1) a Change in Control (as defined in the Plan) of the Company, or (2) the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, (the “Securities Act”). The foregoing restrictions shall also not apply to any transfer at death to an executor, personal representative or other person duly authorized by a court of competent jurisdiction to represent the estate of a deceased Executive, and any transfer to a beneficiary or other distributee of the estate of a deceased Executive, provided that the beneficiary or distributee, as the case may be, is bound by the restrictions on the transferability of the Incentive Option Shares and the Company’s right to repurchase set forth in subsection (b) below and executes an agreement acknowledging the same.

(b) Right to Repurchase. If the Executive’s employment by the Company is terminated (whether by reason of death, retirement, disability, resignation, discharge for Cause, discharge without Cause, or for any other reason) or if the Executive or a Person to whom the Executive has transferred Incentive Option Shares in accordance with Section 12(d) below becomes Bankrupt or is involved in an event of Divorce, then, within one year after the date of such termination of employment, Bankruptcy or event of Divorce, the Company may, in its sole discretion, repurchase all or any part of the Incentive Option Shares held by the Executive whose employment is terminated (or by any allowable transferee of the Executive that received such Incentive Option Shares pursuant to a transfer within the purview of Section 12(d); collectively, the “Restricted Shares”) or all or any part of the Incentive Option Shares held by a Executive or other Person to whom the Executive has transferred Incentive Option Shares pursuant to a transfer within the purview of Section 12(d), for the following purchase price, whichever is applicable (the “Consideration”):

(i) In the event of a termination of the Executive’s employment by the Company for Cause, the purchase price for the Restricted Shares shall be the total amount that the Executive paid for all or such portion of the Restricted Shares that the Company intends to repurchase;

(ii) In the event of a termination of the Executive’s employment by the Company for any reason other than for Cause, the purchase price shall be the Fair Market Value of the Restricted Stock as determined by the Committee, which value shall be communicated by the Company to the Executive by written notice; or

(iii) In the event of the Bankruptcy or Divorce of either a Executive or a Person to whom the Executive has transferred Incentive Option Shares pursuant to a transfer within the purview of Section 12(d) below, the purchase price shall be the Fair Market Value of the Restricted Stock as determined by the Committee, which value shall be communicated by the Company to the Executive by written notice.

(c) Escrow. As security for a Executive’s faithful performance of the provisions of this Agreement, the participant agrees that the stock certificate(s) evidencing the Restricted Shares shall be delivered to the Escrow Holder, who is hereby appointed to hold such stock certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Restricted Shares as are in accordance with the terms of this Agreement. The Escrow Holder will act solely for the Company as its agent and not as a fiduciary. The Executive and the Company agree that the Escrow Holder will not be liable to either (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of the Escrow Holder under this subsection (c). The Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel (which may be counsel for the Company) and obey any order of any court with respect to the transactions contemplated by this Agreement. In the event that the Company exercises its right to repurchase Restricted Shares held by the Escrow Holder, then upon payment by the Company of the Consideration for such Restricted Shares, the Escrow Holder shall deliver to the Company the stock certificate(s) evidencing those Restricted Shares. The Escrow Holder is empowered to act as the Executive’s attorney-in-fact to make such endorsements and execute such stock powers as may be necessary to effect the repurchase contemplated under this Section. The Escrow Holder will release from escrow, and deliver to the Executive, only those stock certificates that evidence the Restricted Shares for which the Company’s right to repurchase, as described in subsection (b) above, has expired.

(d) Assignment. The Company may assign its rights under this Section in whole or in part.

(e) Inapplicability. All of the restrictive provisions of this Section 9 shall automatically cease and become inapplicable after (1) a Change in Control (as defined in the Plan) of the Company, or (2) the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act; or (3) the date the Company’s common stock commences trading in the over-the-counter market or on a recognized exchange in the United States.

10. $100,000 Limitation. To the extent that the aggregate Fair Market Value of Stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by a Executive for any calendar year exceeds $100,000, such options shall be treated as Nonqualified Stock Options by reason of the $100,000 annual limitation under Code Section 422(d).

11. Termination of Option upon Change in Control. In the event that a proposed Change in Control (as defined in the Plan) has been approved by the Board, then the Board shall provide the Executive with at least 10 days prior written notice of the proposed Change in Control, the Option shall become fully vested and immediately exercisable and, as provided in the Plan, the Option shall either be: (i) continued by the Company; (ii) assumed by the acquiring entity or its parent; (iii) substituted for an option of the acquiring entity or its parent; or (iv) terminated by either the Company or the acquiring entity. Notwithstanding the preceding sentence, the Option shall only become fully vested and immediately exercisable to the extent that the vesting or exercise thereof does not result in an “excess parachute payment” within the meaning of Code Section 280G, and if a Change in Control has not been consummated within 30 days after written notice of the proposed Change in Control has been provided to the Executive and the Executive has not fully exercised the Option, the Option shall no longer be fully vested and immediately exercisable and to the extent the Option was not fully exercised by the Executive, it shall be subject to the vesting provisions that would have existed had the preceding sentence not applied.

12. Right of First Refusal. The following provisions shall remain effective only until and shall automatically cease and become inapplicable after (1) a Change in Control (as defined in the Plan) of the Company, or (2) the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act; or (3) the date the Company’s common stock commences trading in the over-the-counter market or on a recognized exchange in the United States.

(a) In the event that the Executive proposes to sell, pledge or otherwise transfer any Incentive Option Shares, or any interest in the Incentive Option Shares, the Company will have a right of first refusal under this Section. If the Executive desires to transfer any of the Incentive Option Shares, the Executive shall give a written notice (the “Offer Notice”) to the Company fully describing the proposed transfer, including the number of Incentive Option Shares proposed to be transferred (the “Subject Shares”), the purchase price, the name and address of the proposed transferee, the other terms and conditions of transfer and evidence satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Offer Notice shall be signed by both the Executive and the proposed transferee and must be a binding agreement of both parties to transfer the Subject Shares. The Company shall have the right to purchase all, but not less than all, of the Subject Shares on the terms of the proposal described in the Offer Notice (subject to any change in any terms permitted under subsection (b) below) by delivery of a written notice of exercise to the Executive within 30 days after the date the Offer Notice was received by the Company. The Company shall have the right to assign its rights under this subsection (a) in whole or in part.

(b) If the Company fails to exercise its right of first refusal within 30 days after the date it receives the Offer Notice, the Executive may, within 90 days after the receipt of the Offer Notice by the Company, consummate a transfer of the Subject Shares on the terms and conditions described in the Offer Notice; provided, however, that any such sale is made in compliance with applicable federal and state securities laws and is not in violation of any contractual restrictions to which the Executive is bound. Any proposed transfer on terms and conditions different from those described in the Offer Notice, as well as any subsequent proposed transfer by the Executive, shall again be subject to the right of first refusal and shall require compliance with the procedure described in subsection (a) above. If the Company exercises its right of first refusal, the parties shall consummate the sale of the Subject Shares on the terms set forth in the Offer Notice within 60 days after the date the Company received the Offer Notice (or within such longer period as may have been specified in the Offer Notice); provided, however, that in the event the Offer Notice provided that payment for the Subject Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the right to pay for the Subject Shares with cash or cash equivalents equal to the present value, as determined by the Committee in good faith, of the consideration described in the Offer Notice.

(c) Any other provision of this Section notwithstanding, in the event that the Incentive Option Shares are readily tradable on an established securities market when the Executive desires to transfer the Incentive Option Shares or any portion thereof, the Company will have no right of first refusal and the Executive shall have no obligation to comply with the procedures described in this Section.

(d) This Section shall not apply to transfers of Incentive Option Shares solely to (i) members of the Executive’s immediate family (e.g., children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships or limited liability companies where the only partners are such family members; provided, however, that in all such cases the transferees have signed an agreement satisfactory to the Company to be bound by all the provisions of this Agreement.

(e) If the Company tenders, at the time and place and in the amount and form provided in this Agreement, the consideration for the Subject Shares to be purchased in accordance with this Section, then after such time the person from whom the Subject Shares are to be purchased shall no longer have any rights as a holder of the Subject Shares (other than the right to receive payment in accordance with this Agreement). Such Subject Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not certificate(s) therefore have been delivered as required by this Agreement.

(f) The Company may assign its rights under this Section in whole or in part.

13. Release of the Company. As partial consideration for receiving the grant of the Option set forth herein, the Executive, individually and on behalf of the Executive’s heirs and assigns, hereby releases, waives and discharges the Company and all persons that served as or are, whether past or present, directors, officers, shareholders, employees, partners, attorneys and agents of the Company, and the respective successors, heirs and assigns of any of the above described persons or entities (collectively, the “Released Persons”) from any and all claims, causes of action, losses, damages and liabilities of every kind and character, whether known or unknown, including any right to receive compensation or equity in the Company for services provided to the Company that the Executive may have or claim to have, in any way relating to or arising out of any event, act or omission occurring on or before the signing of this Agreement, including Claims arising by reason of the continued effects of any such events or acts, which occurred on or before the date of this Agreement (collectively, the “Released Claims”). The Executive hereby warrants that: (i) the Executive has all authority necessary to grant the foregoing release, waiver and discharge; and (ii) no assignment or transfer or other disposition of any type, whether voluntary or involuntary, has been made, or has occurred with respect to any Released Claim. The Executive understands and agrees that this release is intended to be interpreted in the broadest possible manner in favor of the Released Persons. In addition, the Executive covenants not to commence any suit, proceeding or action against the Company or any Released Person with respect to any Released Claim.

14. Amendments and Termination. The Company may (a) amend, alter or discontinue the Plan, (b) amend the terms of this Option prospectively or retroactively, or (c) substitute a new stock option for this Option, but no amendment, alteration, substitution or discontinuation shall be made (except those specifically permitted under other provisions of this Agreement or the Plan) that would impair the rights of the Executive under the Option, or that would cause the Option to no longer qualify as an Incentive Stock Option, without the Executive’s consent.

15. Holding Period. The Executive may lose a portion of the favorable tax treatment afforded incentive stock options, if the Executive disposes of the stock issued upon exercise of the Option prior to the date which is the later of: (i) two years from the Date of Grant; or (ii) one year from the date that the shares were transferred to the Executive upon exercise of the Option.

16. Tax Consequences of this Option. The tax consequences resulting from the grant of this Option, the receipt of the Incentive Option Shares upon exercise of this Option and any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by this Agreement. The Company makes no representation with respect to, and disclaims all responsibility as to, the tax consequences of this Option, the Incentive Option Shares or any transaction with respect thereto. The Executive acknowledges that the Executive has been advised and has had the opportunity to consult with the Executive’s own tax advisor with respect to these matters prior to entering into this Agreement.

17. Public Offering Restriction. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Executive shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Incentive Option Shares without the prior written consent of the Company and its underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or its underwriters. In order to enforce the provisions of this Section, the Company may impose stop transfer instructions with respect the Incentive Option Shares and/or may require the Executive to deposit the stock certificate(s) evidencing the Incentive Option Shares in escrow until the end of the applicable stand-off period if such certificate is not already held in escrow pursuant to Section 9 above. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section, and, if requested by the underwriters, the Executive agrees to execute the underwriters’ standard form of lock-up agreement. This Section shall not apply to shares that are specifically included in shares registered in a public offering under the Securities Act.

18. Legend. All certificates evidencing shares purchased under this Agreement or constituting Incentive Option Shares shall bear the following legend:

THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS TO REPURCHASE SUCH SHARES AND RESTRICTS THE TRANSFER OF SUCH SHARES. A COPY OF THE AGREEMENT MAY BE OBTAINED WITHOUT CHARGE FROM THE SECRETARY OF THE COMPANY, UPON WRITTEN REQUEST.

19. Notices. All notices under this Agreement shall be in writing and shall be deemed delivered when personally delivered to the Secretary of the Company or to the Executive or upon deposit of the same in the United States mail, first class postage prepaid, or upon delivery to a recognized overnight delivery service addressed in the case of mail or delivery service to the Secretary of the Company at the Company’s executive offices or to the Executive at the Executive’s current address as shown on the payroll records of the Company.

20. Interpretation of this Agreement. The Option is granted pursuant to the terms of the Plan, which are incorporated herein by reference, and the Option and this Agreement shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and the Committee’s interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder.

21. Governing Law. The validity, interpretation and effect of this Agreement shall be governed by and determined in accordance with the laws of the State of Colorado, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

IPTIMIZE, INC.

By:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

/s/ Ron Pitcock
Ron Pitcock, the Executive

EXHIBIT 1

IPTIMIZE, INC.

INCENTIVE STOCK OPTION REPRESENTATION LETTER

The undersigned, in connection with the undersigned’s receipt of an incentive stock option from IPtimize, Inc., a Delaware corporation (the “Company”), and/or upon the exercise of the incentive stock option issued to the undersigned by the Company, hereby represents and warrants to the Company as follows:

The undersigned understands that the certificate representing the Company’s common stock which will be transferred to the undersigned upon exercise of the incentive stock option will contain a standard restrictive legend.

1. The undersigned hereby represents and warrants to the Company as follows.

A. The undersigned is an adult and any stock that the undersigned purchases upon exercise of the option will be purchased solely for the undersigned’s own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof.

B. The undersigned has the financial ability to bear the economic risks of the investment, has adequate means for providing for the undersigned’s current needs and personal contingencies, has no need for liquidity in the undersigned’s investment in the Company, and can afford to lose the undersigned’s entire investment.

C. The undersigned has evaluated the risk of investing in the Company and the undersigned has been given the opportunity to ask questions of and receive answers from the Company and its officers concerning the terms and conditions of the option and the Company’s business, prospects and financial situation, and to obtain additional information necessary to verify the accuracy of any information supplied to the undersigned in order to allow the undersigned to sufficiently evaluate the investment.

D. In making the decision to accept an incentive stock option and/or to purchase the Company’s common stock upon exercise of the incentive stock option, the undersigned has relied solely upon independent investigation made by or on behalf of the undersigned and not upon representations of any officer or employee of the Company.

E. The undersigned understands that the Company’s stock is a speculative investment that involves a substantial risk and that the undersigned may lose the undersigned’s entire investment.

1.) The undersigned understands that the Company’s common stock has not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state’s securities laws and agrees that the stock may not be sold, offered for sale, transferred, pledged, hypothecated, or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. The undersigned has been advised that the Company has no obligation, and does not currently intend, to cause the stock issuable upon exercise of the incentive stock option to be registered under the Securities Act or state law, or to comply with any exemption under the Securities Act or state law that would permit the stock to be sold by the undersigned. The undersigned understands that the legal consequences of the foregoing mean that the undersigned must bear the economic risk of the undersigned’s investment in the Company’s common stock for an indefinite period of time. The undersigned agrees that any stock purchased upon exercise of the option will be subject to the restrictions on transfer described in this paragraph, and the undersigned understands that the Company will issue stop transfer orders with the Company’s transfer agent to enforce such restrictions.

2.) The undersigned understands that the undersigned is accepting an incentive stock option and that there are certain federal and state tax consequences that result from the undersigned’s acceptance or exercise of the Option or the sale of stock issued upon exercise of the option. The undersigned acknowledges that the undersigned has been advised to consult with the undersigned’s own tax advisors with respect to all tax consequences.

3.) The undersigned is aware that there is no market for the resale of the Company’s securities, and no market may exist in the future for such resale.

4.) The undersigned hereby agrees that, upon receiving notification from the Company or its underwriter, the undersigned will refrain from the offer, sale or transfer of the Company’s common stock. This restriction will be in effect commencing after the effectiveness of any registered public offering of the Company’s securities and ending on the date specified by the Company.

5.) The undersigned has reviewed the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 24, 2007, and which became effective on September 24, 2007.

IPTIMIZE, INC.

By:	/s/ Clinton J. Wilson
Clinton J. Wilson, President

/s/ Ron Pitcock
Ron Pitcock, the Executive